UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

TRACON Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! TRACON PHARMACEUTICALS, INC. 2024 Special Meeting Vote by October 10, 2024 11:59 PM ET TRACON PHARMACEUTICALS, INC. 124 WASHINGTON ST. FOXBOROUGH, MA 02035 V56032-S96002 You invested in TRACON PHARMACEUTICALS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held at 11:00 AM Eastern Time on October 11, 2024. Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 27, 2024. To view the voting material(s) online, visit www.ProxyVote.com and have your control number (indicated below) available. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Vote in Person at the Meeting* October 11, 2024 11:00 AM Eastern Time Smartphone users Point your camera here and vote without entering a control number Verdolino & Lowey, 124 Washington St. Foxborough, MA 02035 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting as described in the more complete proxy materials available to you online. You may view the proxy materials online at www.ProxyVote.com or easily request a paper copy (see reverse side). Please follow the instructions on the reverse side to vote these important matters. We encourage you to access and review all of the important information contained in the proxy materials before voting. Voting Items 1. To consider and vote upon a proposal to approve the liquidation and dissolution of TRACON in accordance with Section 275 of the Delaware General Corporation Law and pursuant to the Plan of Dissolution (the “Plan of Dissolution”) which, if approved, will authorize the Board of Directors of TRACON to liquidate and dissolve the Company in accordance with the Plan of Dissolution. For NOTE: In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V56033-S96002